CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Kenneth D. Fuller, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Legg Mason Global Asset Management Variable Trust – Legg Mason BW Absolute Return Opportunities VIT (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2014 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Global Asset Management	Legg Mason Global Asset Management
Variable Trust	Variable Trust
Legg Mason BW Absolute Return Opportunities VIT	Legg Mason BW Absolute Return Opportunities VIT

/s/ Kenneth D. Fuller	/s/ Richard F. Sennett
Kenneth D. Fuller	Richard F. Sennett

Date: August 21, 2014	Date: August 21, 2014

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.